UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2005 (October 14, 2005)

(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of October 14, 2005, we entered into: (i) a Master Repurchase Agreement, dated October 14, 2005 (the "MRA"), between MortgageIT, Inc., MortgageIT Holdings, Inc., Next at Bat Lending, Inc. and MHL Funding Corp. (collectively, the "Sellers") and JPMorgan Chase Bank, National Association (the "Buyer") providing, among other things, for the transfer of mortgage loans by the Sellers to the Buyer and a simultaneous agreement by the Buyer to transfer those mortgage loans to the Sellers on a specified date and (ii) a Custodial Agreement, dated as of October 14, 2005 (the "Custodial Agreement"), among the Buyer, the Sellers and Deutsche Bank National Trust Company, as custodian (the "Custodian") providing, among other things, for the delivery of mortgage loans by the Sellers to the Custodian as security for their obligations under the MRA. As a result of the transactions contemplated by the MRA, the Buyer has made available, on an uncommitted basis, interim financing to the Sellers in an amount of up to $500 million in connection with the origination or acquisition from time to time of mortgage loans by the Sellers. The Sellers will pledge the financed mortgage loans under the Custodial Agreement to secure amounts made available to the Sellers by the Buyer. We and the other Sellers are jointly and severally liable for all obligations of the Sellers under the MRA, including for all amounts made available by the Buyer under the MRA.

Financing is provided under the MRA based on LIBOR plus a spread. The amount of the financing provided by the MRA varies depending on whether or not the financed mortgage loan provides for negative amortization and is subject to limits on the portion of the financed mortgage loans that may have specified characteristics. The MRA contains a number of restrictive and other covenants that, among other things, require us to maintain a minimum ratio of liabilities to tangible net worth and minimum levels of tangible net worth, liquidity and net income, as well as to comply with applicable regulatory and investor requirements. The foregoing descriptions of the MRA and Custodial Agreement are qualified in their entirety by reference to the MRA and Custodial Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Master Repurchase Agreement, dated October 14, 2005, between MortgageIT Holdings, Inc., MortgageIT, Inc., Next at Bat Lending, Inc., MHL Funding Corp. and JPMorgan Chase Bank, National Association.

10.2	Custodial Agreement, dated as of October 14, 2005, among JPMorgan Chase Bank, National Association, MortgageIT, Inc., MortgageIT Holdings, Inc., MHL Funding Corp., Next at Bat Lending, Inc. and Deutsche Bank National Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By: /s/ Andy Occhino Andy Occhino Secretary
Date: October 20, 2005

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 19, 2005 (October 14, 2005)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Repurchase Agreement, dated October 14, 2005, between MortgageIT Holdings, Inc., MortgageIT, Inc., Next at Bat Lending, Inc., MHL Funding Corp. and JPMorgan Chase Bank, National Association.

10.2	Custodial Agreement, dated as of October 14, 2005, among JPMorgan Chase Bank, National Association, MortgageIT, Inc., MortgageIT Holdings, Inc., MHL Funding Corp., Next at Bat Lending, Inc. and Deutsche Bank National Trust Company.